Exhibit 99.1
FOR IMMEDIATE RELEASE
Introgen Announces the Transfer of its Listing of Common Stock
from the Nasdaq Global Market to the Nasdaq Capital Market
AUSTIN, Texas— November 18, 2008 — Introgen Therapeutics, Inc. (NASDAQ:INGN), today announced that it has received notice from the Nasdaq Hearings Panel (the “Panel”) that the listing of the company’s common stock will be transferred from The Nasdaq Global Market to The Nasdaq Capital Market effective with the opening of trading on November 19, 2008. The company’s shares will continue to be listed on that market provided that Introgen can demonstrate compliance with all listing requirements of the Nasdaq Capital Market by March 3, 2009. The company’s shares will continue to trade under the ticker “INGN.”
The Nasdaq Capital Market is one of the three market tier designations for Nasdaq-listed stocks and it operates in substantially the same manner as The Nasdaq Global Market, provided, however that in some cases, it has different continued listing requirements.
The listing transfer is in response to correspondence from the Nasdaq Stock Market, Inc. which, as previously announced, notified the company that it was not in compliance with certain of the continued listing requirements for the Nasdaq Global Market. Securities listed on The Nasdaq Capital Market must satisfy all applicable qualification and continued listing requirements for Nasdaq securities, and companies listed on The Nasdaq Capital Market must meet certain financial requirements and adhere to Nasdaq’s corporate governance standards.
ABOUT INTROGEN
Introgen Therapeutics, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted molecular therapies for the treatment of cancer and other diseases. Introgen is developing molecular therapeutics, immunotherapies, vaccines and nano-particle tumor suppressor therapies to treat a wide range of cancers using tumor suppressors, cytokines and genes. Introgen maintains integrated research, development, manufacturing, clinical and regulatory departments and operates multiple manufacturing facilities including a commercial scale cGMP manufacturing facility. In June 2008, Introgen submitted a BLA to the FDA requesting marketing approval for ADVEXIN p53 therapy to treat recurrent, refractory head and neck cancer. Simultaneously, Gendux Molecular Limited, an Introgen subsidiary, submitted a MAA to the EMEA for the same indication. The EMEA accepted Introgen’s MAA for review. The FDA has declined to file Introgen’s BLA at this time, and Introgen plans to appeal such refusal. ADVEXIN represents the first of a new class of tumor suppressor cancer therapy and is the first of its kind to be submitted for regulatory approval in the United States and Europe.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical may be “forward-looking” statements, including those relating to the continued listing of Introgen’s shares of common stock with the Nasdaq Stock market or Introgen’s ability satisfy the continued listing requirements of the Nasdaq Capital Market. The actual results may differ from those described in this release due to uncertainties in the Nasdaq delisting process and the discretionary nature of the Panel’s decisions. The actual results may differ from those described in this release due to the risks and uncertainties that exist in Introgen’s operations and business environment, including Introgen’s stage of product development and the limited experience in the development of gene-based drugs in general, dependence upon proprietary technology and the current competitive environment, history of operating losses and accumulated deficits, reliance on collaborative relationships, and uncertainties related to clinical trials, the safety and efficacy of Introgen’s product candidates, the ability to obtain the appropriate regulatory approvals, Introgen’s patent protection and market acceptance, as well as other risks detailed from time to time in Introgen’s filings with the Securities and Exchange Commission including its filings on Form 10-K and Form 10-Q. Introgen undertakes no obligation to publicly release the results of any revisions to any forward-looking statements that reflect events or circumstances arising after the date hereof.
Contact:
Vida Communication
Stephanie Diaz (investors)
415-675-7400
sdiaz@vidacommunication.com
Tim Brons (media)
415-675-7400
tbrons@vidacommunication.com